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                                                                    Exhibit 23.1


                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2002 relating to the financial statements and financial statement schedule, which appear in Amerigon Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Orange County, California
March 22, 2002